SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 7, 2005

Comcast Corporation

(Exact Name of Registrant
as Specified in Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

000-50093	27-0000798
(Commission File Number)	(IRS Employer Identification No.)

1500 Market Street
Philadelphia, PA	19102-2148
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 665-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On November 7, 2005, we entered into new employment agreements with each of Mr. John R. Alchin, our Executive Vice President, Treasurer and Co-Chief Financial Officer, Mr. David L. Cohen, our Executive Vice President, and Mr. Lawrence S. Smith, our Executive Vice President and Co-Chief Financial Officer.  The Compensation Committee of our Board reviewed and unanimously approved the terms and conditions of each of the new agreements, following a report from the Company’s compensation consultants, Mercer Human Resources.  The term of each agreement begins as of October 1, 2005 and ends on December 31, 2008 for Messrs. Alchin and Smith and December 31, 2010 for Mr. Cohen.

Under the new agreements, each of the executive officers will be entitled to an annual base salary as follows:  Mr. Alchin, $1,025,000, Mr. Cohen, $1,200,000, and Mr. Smith $1,225,000, and, consistent with each individual’s prior agreement, aggregate annual cash bonuses equal to 125% of each individual’s base salary, based on the achievement of performance goals.  Mr. Cohen’s agreement entitles him to receive a company credit to our deferred compensation plan of amounts specified in the agreement.  For 2005, this contribution is $750,000.

Each of Messrs. Alchin and Smith may, following 2007 in the case of Mr. Alchin and following 2006 in the case of Mr. Smith, elect to change his status to a part-time non-executive employee.  If the executive makes this election, he will receive 30% of his compensation for the remainder of the original term of the agreement and certain health and other benefits.

In connection with his entering into the new employment agreement, Mr. Cohen will receive a grant of an option to purchase 225,000 shares, which vests over a nine and a half year period, and of 87,000 restricted stock units, which vests over a five year period.  Taking into account considerations under the new Section 409A of the Internal Revenue Code, certain options held by Messrs. Alchin and Smith were adjusted in connection with their entering into the new employment agreements to either increase the exercise price and the exercisability periods or to set a specified date on which the options will be exercisable.

A copy of each of Messrs. Alchin, Cohen and Smith’s new agreements is attached hereto as Exhibits 99.1, 99.2 and 99.3.

Item 9.01. Exhibits.

Exhibit Number	Description

99.1	Employment Agreement with John R. Alchin dated as of November 7, 2005
99.2	Employment Agreement with David L. Cohen dated as of November 7, 2005
99.3	Employment Agreement with Lawrence S. Smith dated as of November 7, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date:	November 10, 2005	By:	/s/ Arthur R. Block
			Name:	Arthur R. Block
			Title:	Senior Vice President, General Counsel and Secretary